Exhibit 99.1

THE MADISON SQUARE GARDEN COMPANY REPORTS

RESULTS FOR THE FISCAL 2012 THIRD QUARTER

Third quarter revenue of $400.5 million, a 21% increase compared to prior year period

Third quarter AOCF of $80.2 million, a 46% increase compared to prior year period

Third quarter operating income of $53.3 million, up 75% versus prior year period

NEW YORK, N.Y., May 4, 2012 – The Madison Square Garden Company (NASDAQ: MSG) today reported financial results for the fiscal third quarter ended March 31, 2012.

Fiscal 2012 third quarter revenues of $400.5 million increased 21%, as compared to the prior year period, primarily reflecting an increase in revenues in the MSG Sports and MSG Media segments, partially offset by a decrease in revenues in the MSG Entertainment segment.

Fiscal 2012 third quarter adjusted operating cash flow (“AOCF”)(1) of $80.2 million increased 46%, as compared to the prior year period, driven primarily by an AOCF increase in the MSG Sports segment. Operating income of $53.3 million increased 75% and net income of $31.1 million ($0.40 per diluted share) increased 63%, both as compared to the prior year period.

President and CEO Hank Ratner said: “We generated significant AOCF during our fiscal third quarter, a reflection of the strength of our assets and brands, as well as the value we provide to customers and partners. In particular, MSG Sports delivered its most profitable quarter in our two year history as a public company. The segment is realizing financial benefits as a result of the new products and amenities we are providing as part of the first phase of the Transformation project. Once the playoffs conclude, we will begin the second phase of the Transformation and look forward to the debut of the transformed upper bowl of the Arena this fall.”

Results from Operations

Segment results for the quarters ended March 31, 2012 and 2011 are as follows:

	Revenue			AOCF			Operating Income (Loss)
$ millions	Q3 2012	Q3 2011	% Change	Q3 2012	Q3 2011	% Change	Q3 2012	Q3 2011	% Change
MSG Media	$166.2	$147.6	13%	$65.3	$62.6	4%	$58.5	$56.2	4%
MSG Entertainment	34.3	42.8	(20)%	(12.8)	(6.8)	(88)%	(16.4)	(10.0)	(64)%
MSG Sports	216.1	157.7	37%	29.3	3.5	NM	25.4	0.1	NM
Other (including eliminations)	(16.2)	(17.7)	8%	(1.7)	(4.5)	63%	(14.2)	(15.9)	11%

Total Company	$400.5	$330.4	21%	$80.2	$54.9	46%	$53.3	$30.4	75%

Note: Does not foot due to rounding

1.	See definition of adjusted operating cash flow (“AOCF”) included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

MSG Media

For the fiscal third quarter, MSG Media revenues of $166.2 million increased 13%, as compared to the prior year period. Affiliate fee revenue increased $10.4 million, as compared to the prior year period, primarily attributable to higher affiliation rates, significantly offset by the impact of the Company’s networks not being carried for approximately half of the quarter by a key affiliate, net of recognizing revenue for prior periods from that affiliate. During the quarter, a new multi-year agreement for carriage of the Company’s networks was reached with this affiliate. Advertising revenue increased $4.3 million, as compared to the prior year quarter. Other revenue increased $3.9 million, as compared to the prior year period, primarily attributable to a short-term programming licensing agreement. AOCF of $65.3 million increased 4% and operating income of $58.5 million increased 4%, both as compared to the prior year period. The increase in AOCF and operating income primarily reflects higher revenues, largely offset by an increase in selling, general and administrative and direct operating expenses.

MSG Entertainment

For the fiscal third quarter, MSG Entertainment revenues of $34.3 million decreased 20%, as compared to the prior year period. The decrease in revenues was primarily attributable to lower event-related revenues at The Garden, as the ability to schedule events was impacted by the uncertainty surrounding the NBA work stoppage and the increased number of New York Knicks and Rangers home games versus the prior year quarter, as well as lower event-related revenues at the Company’s other venues. This overall decrease was partially offset by higher revenues from the Radio City Christmas Spectacular franchise, primarily due to scheduled performances of the New York production in January 2012 versus no performances in the prior year period. AOCF loss of $12.8 million increased 88% and operating loss of $16.4 million increased 64%, both as compared to the prior year quarter, due to lower event-related results at the Company’s venues.

MSG Sports

For the fiscal third quarter, MSG Sports revenues of $216.1 million increased 37%, as compared to the prior year period. The increase in revenues was primarily attributable to the financial benefits of the first phase of the Arena Transformation project and, to a lesser extent, a higher percentage of New York Knicks-related revenues being recognized during the quarter versus the prior year period as a result of the delayed start to the NBA season and the compressed New York Knicks regular season schedule. The overall revenue increase included higher professional sports team ticket-related revenue, league distributions, food, beverage and merchandise sales, suite rental fee revenue, event-related revenues from other live sporting events and sponsorship and signage revenues. AOCF increased by $25.8 million to $29.3 million and operating income increased by $25.3 million to $25.4 million, both as compared to the prior year quarter, primarily reflecting the increase in revenues, partially offset by higher direct operating expenses.

About The Madison Square Garden Company

The Madison Square Garden Company is a fully-integrated sports, media and entertainment business. The Company is comprised of three business segments: MSG Sports, MSG Media and MSG Entertainment, which are strategically aligned to work together to drive the Company’s overall business, which is built on a foundation of iconic venues and compelling content that the company creates, produces, presents and/or distributes through its programming networks and other media assets. MSG Sports consists of owning and operating sports franchises, including the New York Knicks (NBA), the New York Rangers (NHL), the New York Liberty (WNBA), and the Connecticut Whale (AHL). MSG Sports also features the presentation of a wide variety of live sporting events including professional boxing, college basketball, track and field and tennis. MSG Media is a leader in production and content development for multiple distribution platforms, including content originating from MSG’s venues. MSG Media consists of the MSG Networks (MSG, MSG Plus, MSG HD and MSG Plus HD) regional sports networks and the Fuse Networks (Fuse and Fuse HD), a national television network dedicated to music. MSG Entertainment is one of the country’s leaders in live entertainment. MSG Entertainment creates, produces and/or presents a variety of live productions, including the Radio City Christmas Spectacular featuring the Radio City Rockettes. MSG Entertainment also presents or hosts other live entertainment events such as concerts, family shows and special events in MSG’s diverse collection of venues. These venues include Madison Square Garden, Radio City Music Hall, the Theater at Madison Square Garden, the Beacon Theatre, the Chicago Theatre and the Wang Theatre. More information is available at www.themadisonsquaregardencompany.com.

Non-GAAP Financial Measures

We define adjusted operating cash flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, and 3) restructuring charges or credits. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of our business without regard to either the distortive effects of fluctuating stock prices or the settlement of an obligation that is not expected to be made in cash.

We believe AOCF is an appropriate measure for evaluating the operating performance of our business segments and the company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and AOCF measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 4 of this release.

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:
Kimberly Kerns Senior Vice President Communications The Madison Square Garden Company (212) 465-6442	Ari Danes, CFA Vice President Investor Relations The Madison Square Garden Company (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.themadisonsquaregardencompany.com

Conference call dial-in number is 877-347-9170 / Conference ID Number 66103485

Conference call replay number is 855-859-2056 / Conference ID Number 66103485 until May 11, 2012

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA AND RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011

Revenues	$400,451	$330,413	$951,097	$953,917

Adjusted operating cash flow	$80,230	$54,868	$205,453	$166,687
Share-based compensation expense	(4,371)	(3,299)	(14,817)	(8,773)

Operating income before depreciation and amortization	75,859	51,569	190,636	157,914
Depreciation and amortization (incl. impairments)	(22,536)	(21,170)	(62,994)	(48,817)

Operating income	53,323	30,399	127,642	109,097
Other income (expense):
Interest expense, net	(1,088)	(1,059)	(3,601)	(3,410)
Miscellaneous	6,590	5,561	6,590	7,485

Income from operations before income taxes	58,825	34,901	130,631	113,172
Income tax expense	(27,750)	(15,814)	(52,649)	(42,099)

Net income	$31,075	$19,087	$77,982	$71,073

Basic earnings per common share	$0.41	$0.26	$1.04	$0.96

Diluted earnings per common share	$0.40	$0.25	$1.01	$0.92

Basic weighted-average number of common shares outstanding	75,007	74,193	74,717	74,078
Diluted weighted-average number of common shares outstanding	77,612	77,200	77,392	77,016

ADJUSTMENTS TO RECONCILE ADJUSTED OPERATING CASH FLOW TO

OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating cash flow as described in this earnings release:

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

•

Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock, restricted stock units, stock options and stock appreciation rights granted under our employee stock plans and non-employee director plans in all periods.

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED OPERATIONS DATA

(Dollars in thousands)

(Unaudited)

REVENUES

	Three Months Ended March 31,
	2012	2011	% Change

MSG Media	$166,180	$147,564	13%
MSG Entertainment	34,342	42,805	(20)%
MSG Sports	216,131	157,739	37%
Other (including Inter-segment eliminations)	(16,202)	(17,695)	8%

Total Madison Square Garden Company.	$400,451	$330,413	21%

	Nine Months Ended March 31,
	2012	2011	% Change

MSG Media	$447,218	$425,103	5%
MSG Entertainment	213,168	258,519	(18)%
MSG Sports	333,567	323,376	3%
Other (including Inter-segment eliminations)	(42,856)	(53,081)	19%

Total Madison Square Garden Company.	$951,097	$953,917	(0)%

ADJUSTED OPERATING CASH FLOW AND OPERATING INCOME (LOSS)

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Three Months Ended March 31,		%	Three Months Ended March 31,		%
	2012	2011	Change	2012	2011	Change

MSG Media	$65,347	$62,577	4%	$58,545	$56,164	4%
MSG Entertainment	(12,764)	(6,782)	(88)%	(16,415)	(9,998)	(64)%
MSG Sports	29,316	3,540	—	25,381	129	—
All other	(1,669)	(4,467)	63%	(14,188)	(15,896)	11%

Total Madison Square Garden Company	$80,230	$54,868	46%	$53,323	$30,399	75%

	Adjusted Operating Cash Flow			Operating Income (Loss)
	Nine Months Ended March 31,		%	Nine Months Ended March 31,		%
	2012	2011	Change	2012	2011	Change

MSG Media	$192,718	$169,952	13%	$168,837	$153,099	10%
MSG Entertainment	10,617	436	—	(644)	(9,441)	93%
MSG Sports	8,933	8,297	8%	(2,949)	(2,176)	(36)%
All other	(6,815)	(11,998)	43%	(37,602)	(32,385)	(16)%

Total Madison Square Garden Company	$205,453	$166,687	23%	$127,642	$109,097	17%

THE MADISON SQUARE GARDEN COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2012	June 30, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$181,096	$304,876
Restricted cash	5,253	8,051
Accounts receivable, net of allowance for doubtful accounts of $2,288 and $2,292	162,591	118,013
Net related party receivables	27,722	22,587
Prepaid expenses	33,416	34,512
Other current assets	23,132	21,379

Total current assets	433,210	509,418
Property and equipment, net of accumulated depreciation and amortization of $427,718 and $407,190	908,742	607,792
Amortizable intangible assets, net of accumulated amortization of $132,541 and $122,093	105,967	121,794
Indefinite-lived intangible assets	158,096	158,096
Goodwill	742,492	742,492
Other assets	145,988	140,664

	$2,494,495	$2,280,256

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,245	$31,769
Net related party payables	498	—
Accrued liabilities:
Employee related costs	71,226	55,007
Other accrued liabilities	207,499	167,784
Deferred revenue	211,760	156,047

Total current liabilities	507,228	410,607

Defined benefit and other postretirement obligations	49,577	52,865
Other employee related costs	43,886	39,700
Other liabilities	63,903	53,995
Deferred tax liability	537,044	517,204

Total liabilities	1,201,638	1,074,371

Commitments and contingencies
Stockholders’ Equity:
Class A Common stock, par value $0.01, 360,000 shares authorized; 61,999 and 62,094 shares outstanding.	628	625
Class B Common stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	1,066,375	1,041,769
Treasury stock, at cost, 927 and 500 shares	(22,047)	(10,279)
Retained earnings	266,849	188,867
Accumulated other comprehensive loss	(19,084)	(15,233)

Total stockholders’ equity	1,292,857	1,205,885

	$2,494,495	$2,280,256

THE MADISON SQUARE GARDEN COMPANY

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Nine Months Ended March 31,
	2012	2011
Net cash provided by operating activities	$235,567	$131,725

Net cash used in investing activities	(356,473)	(137,066)

Net cash used in financing activities	(2,874)	(3,587)

Net increase (decrease) in cash and cash equivalents	(123,780)	(8,928)
Cash and cash equivalents at beginning of period	304,876	319,745

Cash and cash equivalents at end of period	$181,096	$310,817